                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Option Plan of KeraVision, Inc. of our report dated February 5, 1998 with respect to the consolidated financial statements of KeraVision, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP
                                              -------------------------
                                              ERNST & YOUNG LLP



Palo Alto, California
April 22, 1998